FAFCO, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   May 4, 2000

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of FAFCO, Inc., a California corporation (the "Company"), will be held on Thursday, May 4, 2000 at 3:00 p.m., local time, at the Company's executive offices, 2690 Middlefield Road, Redwood City, California 94063 (telephone (650) 363-2690) for the following purposes:

1. To elect five (5) directors to serve for the ensuing year and until their successors are elected.

2. To ratify the appointment of Burr, Pilger & Mayer as the independent auditors of the Company for the fiscal year ending December 31, 2000.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on March 10, 2000 are entitled to notice of, and to vote at, the meeting and any adjournment thereof.

All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if such shareholder returned a proxy.

                                           Sincerely,

                                           Alex N. Watt, Secretary

Redwood City, California
April 12, 2000


                                  FAFCO, INC.
                                PROXY STATEMENT
                INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of FAFCO, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company (the
"Annual Meeting") to be held on Thursday, May 4, 2000 at 3:00 p.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices, 2690 Middlefield Road, Redwood City, California. Its telephone number at that address is (650) 363-2690.

These proxy solicitation materials were mailed on or about April 12, 2000 to all shareholders entitled to vote at the meeting.

Record Date and Outstanding Shares

Shareholders of record at the close of business on March 10, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 692 shareholders of record.

At the Record Date, 3,303,311 shares of the Company's Common Stock, $0.125 par value, were issued and outstanding. The only person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock as of the Record Date was Freeman A. Ford. See "ELECTION OF DIRECTORS-Security Ownership."

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

Every shareholder voting in the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected (five) multiplied by the number of shares held by such shareholder, or distribute such number of votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than the number of directors to be elected. However, no shareholder shall be entitled to cumulate votes for a candidate unless such candidate's name has been properly placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. On all other matters, each share has one vote.

The cost of this solicitation will be borne by the Company. The Company willreimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners in accordance with applicable regulations. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, telecopy or electronic mail.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but should not be counted as Votes Cast with respect to a proposal since the shareholder has expressly declined to vote on such proposal. Similarly, broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a proposal on which the broker has expressly not voted. Accordingly, abstentions and broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast.

Shareholder Proposals

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's next annual meeting of shareholders and that such shareholders desire to have included in the Company's proxy statement relating to such meeting must be received by the Company no later than December 13, 2000 (120 calendar days prior to the anniversary of the mailing date of this proxy statement) in order to be considered for possible inclusion in the Company's proxy statement and form of proxy relating to that meeting.

If a shareholder wishes to present a proposal at the Company's annual meeting in the year 2000 and the proposal is not intended to be included in the Company's proxy statement relating to that meeting, the shareholder must give advance notice to the Company prior to February 26, 2001
(45 calendar days prior to the anniversary of the mailing date of this proxy statement) in order to be timely. If a shareholder gives notice of such a proposal after that deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the Company's year 2001 annual meeting.

The Company has not been notified by any shareholder of his or her intent to present a shareholder proposal from the floor at this year's Annual Meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting.



                                 PROPOSAL 1
                           ELECTION OF DIRECTORS

Nominees

A Board of five directors is proposed to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Shareholders, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting (if it is invoked) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his successor has been elected and qualified.

The names of the nominees, and certain information about them, are set forth below.

                                                                   		DIRECTOR
NAME OF NOMINEE	            AGE	    PRINCIPAL OCCUPATION	            SINCE
Freeman A. Ford	             59	    Chairman of the Board,
                                    President and Chief	              1972
                                  		Executive Officer of
                                    the Company
William A. Berry(*)	         61	    Senior Vice President and
                                    Chief Financial	                  1974
                                   	Officer of the Electric
                                    Power Research Institute,
                                  		an energy industry research
                                    consortium
Robert W. Selig, Jr.(*)	     60	    President of Davis
                                    Instruments Corporation,	         1974
                                  		a manufacturer and distributor
                                    of marine and	weather equipment
William F. Chisholm	         31	    Management Consultant at
                                    Bain & Company,	                  1999
                                  		an international strategy
                                    consulting firm
David F. Ford	               32	    President of Danger! Books,
                                    a book publisher 	                1999
                                  		and distributor

(*) Member of Audit Committee

Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. Except as set forth below, there is no family relationship between any directors, director nominees or executive officers of the Company.

Mr. Freeman Ford is also a director of H.B. Fuller Company.

From April 1992 to May 1996, Mr. Berry served as Senior Vice President and Chief Financial Officer of Compression Labs, Inc., a supplier of video-conferencing equipment. In May 1996, Mr. Berry joined the Electric Power Research Institute, an energy industry research consortium, as Senior Vice President and Chief Financial Officer.

From January 1994 to August 1996, Mr. Chisholm attended Wharton Business Schoolwhere he received a Master of Business Administration degree. Since joiningBain & Company, an international strategy consulting firm, in August 1996, Mr. Chisholm has served as a management consultant. Mr. Chisholm is the son-in-law of Mr. Freeman A. Ford, Chairman of the Board, President and Chief Executive Officer of the Company.

From February 1993 to January 1995, Mr. David Ford served as Managing Editor of Beach Magazine, an outdoor recreation-focused publication. In February 1995, Mr. David Ford joined the H.B. Fuller Company as a Communications Specialist and served in that capacity until May 1997, after which Mr. David Ford assumed the position of Marketing Analyst, and remained in that capacity until May 1998. Since February 1996, Mr. David Ford has managed and served as President of Danger! Books, a book publisher and distributor. Mr. David Ford is the son of Mr. Freeman A. Ford, Chairman of the Board, President and Chief Executive Officer of the Company.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE COMPANY'S NOMINEES FOR DIRECTOR.

Vote Required

The five nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.

Security Ownership

The following table sets forth the beneficial ownership of Common Stock of the Company as of the Record Date by (1) each person known by the Company to beneficially own more than 5% of the Company's Common Stock, (2) each director and nominee for director, (3) the current executive officers of the Company named in the Summary Compensation Table below (the "Named Executive Officers"), and (4) all current directors and executive officers as a group:


                                                 Shares of Common Stock
                                                  	Beneficially Owned
                                         	Number of              	Percent of
Name of Beneficial Owner	                 Shares(1)	               Total(2)

Freeman A. Ford	                          2,072,096(3)	             57.2%
c/o FAFCO, Inc.
2690 Middlefield Road
Redwood City, California 94063

Alex N. Watt	                               104,950(4)               3.1%

David K. Harris	                             86,334(5)	              2.6%

Robert W. Selig, Jr.	                        48,528(6)	              1.5%

William A. Berry	                            22,500(7)	                *

William F. Chisholm	                          2,000(8)	                *

David F. Ford	                               68,350(9)	              2.0%


All current directors and executive officers as a	2,439,025(10)	63.5%
group (8 persons)

*	Less than 1%.

(1)	Except as otherwise indicated in the footnotes to this table or as otherwise provided by community property laws, the beneficial owner has sole voting and investment power with respect to all shares.

(2)	Based on shares of Common Stock outstanding as of the Record Date.

(3)	Includes (i) 298,000 shares held of record by trusts for the benefit of
    Freeman Ford's children, for which he and his spouse serve as trustees and as to which shares he disclaims beneficial ownership, (ii) 209,344 shares jointly owned by Freeman Ford and his spouse, (iii) 78,250 shares issuable upon exercise of options held by Freeman Ford exercisable within 60 days of the Record Date, and (iv) 240,000 shares issuable upon exercise of outstanding warrants held by Freeman Ford exercisable within 60 days of the Record Date.

(4)	Includes (i) 84,764 shares issuable upon exercise of outstanding options exercisable within 60 days of the Record Date held by Mr. Watt and (ii) 1,000 shares held by Mr. Watt and Sandra S. Watt as joint tenants.

(5)	Includes 72,085 shares issuable upon exercise of outstanding options exercisable within 60 days of the Record Date held by Mr. Harris.

(6)	Includes (i) 15,000 shares issuable upon exercise of outstanding options exercisable within 60 days of the Record Date held by Mr. Selig, and (ii) 5,700 shares held by trusts for the benefit of Mr. Selig's children, as to which he disclaims beneficial ownership.

(7) Includes 15,000 shares issuable upon exercise of outstanding options exercisable within 60 days of the Record Date held by Mr. Berry.

(8) Consists of 2,000 shares issuable upon exercise of outstanding options exerciseable within 60 days of the Record Date by Mr. Chisholm.

(9) Includes (i) 49,688 shares issuable upon exercise of outstanding warrants held by David F. Ford exercisable within 60 days of the record date and (ii) 2,000 shares issuable upon exercise of outstanding options held by David Ford exerciseable within 60 days of the Record Date.

(10)	Includes (i) 262,959 shares issuable upon exercise of outstanding options exercisable within 60 days of the Record Date held by four executive officers (one of whom is also a director), (ii) 34,000 shares issuable upon exercise of outstanding options exercisable within 60 days of the Record Date held by four outside directors, and (iii) 240,000 shares issuable upon exercise of warrants held by a director who is also an executive officer.

By virtue of his position as Chairman of the Board, President and Chief Executive Officer of the Company and his beneficial ownership of approximately 57.2% of the Company's Common Stock as of the Record Date, Freeman A. Ford may be deemed to be a "parent" and/or "control person" of the Company within the meaning of the rules and regulations promulgated under the Securities Act of 1933, as amended. Freeman Ford can elect a majority of the Board of Directors and controls any shareholder vote that does not require a supermajority with respect to which his shares are eligible to be voted. In addition, Freeman Ford, his son and his son-in-law comprise three out of five directors of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on its review of the copies of Forms 3, 4 and 5 received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, during the fiscal year ended December 31, 1999, all filing requirements under
Section 16(a) of the Securities Exchange Act applicable to its officers, directors and 10% shareholders were complied with.

Board Meetings and Committees

The Board of Directors of the Company held a total of three (3) meetings during the year ended December 31, 1999 (the "Last Fiscal Year").

The Audit Committee of the Board of Directors, which currently consists of outside directors Berry and Selig, held two (2) meetings during the Last Fiscal Year. This Committee recommends engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

There is no compensation committee or nominating committee or any committee performing those functions. Messrs. William Chisholm and David F. Ford each attended two of the three meetings of the Board of Directors held during the Last Fiscal Year. During the Last Fiscal Year, no other director attended fewer than 75% of the aggregate of the meetings of the Board of Directors and the committees on which such director served.

Executive Compensation

The following table sets forth certain information regarding compensation paid by the Company for services rendered during the Last Fiscal Year to the Company by the Chief Executive Officer and the other executive officers of the Company who received salary and bonus compensation of $100,000 or more in the Last Fiscal Year (collectively, the "Named Executive Officers").




                        Summary Compensation Table

                                                    Long-Term
                   Annual Compensation         Compensation Awards
Name and                             Other Annual  Securities
Principal                            Compansation  Underlying  All Other
Position    Year  Salary($)  Bonus($)  ($)(1)      Options(#)  Compensation($)

Freeman A.  1999  155,793     4,569      -           25,000       1,662 (2)
Ford        1998  147,525    52,569      -              0         1,662 (2)
Chairman of 1997  123,302    77,031      -              0         1,705 (2)
the Board,
President and ChiefExecutive Officer

Alex N.     1999  131,779     3,865      -            25,000      2,218 (2)
Watt        1998  122,978    51,771      -               0        2,218 (2)
Executive   1997  117,000    64,110      -               0        2,218 (2)
Vice
President

David K.    1999  131,779     3,865      -            25,000        494 (2)
Harris      1998  131,360    43,771      -               0          414 (2)
Vice        1997  117,000    72,106      -               0          370 (2)
President,
Pool Products


(1) Under applicable SEC rules, perquisites are excluded if the aggregate value is less than the lesser of $50,000 or 10% of the executive officer's salary plus bonus.
(2) Represents life insurance premiums paid by the Company on behalf of Messrs. Ford, Watt, and Harris.



The following table sets forth each grant of stock options made during the Last Fiscal Year to each Named Executive Officer:

                        Option Grants in Fiscal 1999

                          Individual Grants
         Number of      % of Total                        Potential Realizable
         Securities     Options                              Value at Assumed
         Underlying     Granted to   Exercise or             Annual Rates of
         Options        Employees    Base Price  Expiration  Stock Price
                                                             Appreciation for
         Granted(#)(1)   in 1999       ($/sh.)      Date     5%($)      10%($)
Name

Freeman A.
Ford	        25,000       29.4%         $0.55     7/1/2009   $8,647    $21,914
Alex N.
Watt	        25,000       29.4%          0.50     7/1/2009   $7,861    $19,922
David K.
Harris	      25,000       29.4%          0.50     7/1/2009   $7,861    $19,922


(1) All options were exercisable as to all underlying shares as of the date of grant, and were granted to replace options whose terms had expired.

(2)	The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast the possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company does not believe that any formula will determine with reasonable accuracy a present value based on future unknown or volatile factors.

The following table sets forth information regarding the value of all unexercised stock options and warrants held by the Named Executive Officers as of the end of the Last Fiscal Year.


              Aggregated Option Exercises In Last Fiscal Year And
                 Fiscal Year-End Option And Warrant Values



                                    Number of                Value of
                                    Securities               Unexercised
                                    Underlying               In-The-Money
                                    Unexercised              Options/Warrants
                                    Options/Warrants         At Fiscal
            Shares                  At Fiscal
            Acquired                Year-End(#)              Year-End(#)
              On          Value     Exercisable/             Exercisable/
Name        Exercise(#)   Realized  Unexercisable            Unexercisable

Freeman
A. Ford        0            N/A     310,250/8,000            $7,406.25/$1,000
Alex N.
Watt           0            N/A      80,764/8,000               $1,500/$1,000
David K.
Harris         0            N/A      68,085/8,000            $4,937.50/$1,000

(1) Based on the last reported sale price for the Company's Common Stock for the last trading day prior to 1999 fiscal year-end of $0.25, minus the ] exercise price of the in-the-money option or warrant.

Director Compensation

Directors who are not employees of the Company are entitled to receive directors' fees in the amount of $750 for each board meeting attended and $750 for each committee meeting attended, provided that such committee meeting is held on a different day than that of the board meeting. Directors who are not employees of the Company are also entitled to an annual retainer of $4,000.

The Board of Directors has adopted and the shareholders of the Company have approved the 1991 Directors' Stock Option Plan (the "Directors' Plan") pursuant to which each non-employee director of the Company is automatically granted a nonstatutory stock option to purchase 10,000 shares (a "Director's Option") on the later to occur of the date of adoption of the Plan
(April 15, 1991) or the date of his or her appointment or election to the Board. Each Director's Option has a term of ten years and becomes exercisable as to 20% of the shares subject thereto on each anniversary date of its grant. In May 1999, Messrs. William Chisholm and David Ford each received an automatic grant of a Director's Option to purchase 10,000 shares of Common Stock at $0.50, the fair market value on the date of grant.

                                  PROPOSAL 2
           RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors has selected Burr, Pilger & Mayer, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2000. Burr, Pilger & Mayer audited the Company's financial statements for the Last Fiscal Year. If the shareholders do not ratify the appointment of Burr, Pilger & Mayer, the selection of independent auditors will be reconsidered by the Board of Directors. Representatives of Burr, Pilger & Mayer are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Recommendation

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE APPOINTMENT OF BURR, PILGER & MAYER AS THE COMPANY'S AUDITORS FOR FISCAL 2000 AND RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THIS PROPOSAL.

                               OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                       THE BOARD OF DIRECTORS
Dated:  April 12, 2000